Exhibit 99.1

TICC Announces Results of Operations for the Quarter Ended June 30, 2017

GREENWICH, CT – 08/08/2017 – TICC Capital Corp. (NasdaqGS: TICC) (“TICC,” the “Company,” “we,” “us” or “our”) announced today its financial results for the quarter ended June 30, 2017.

•	As of June 30, 2017, net asset value per share was $7.51 compared with the net asset value per share as of March 31, 2017 of $7.53.

•	For the quarter ended June 30, 2017, we recorded net investment income of approximately $7.5 million, or approximately $0.15 per share. In the second quarter, we also recorded net realized capital gains of approximately $0.5 million, and net unrealized appreciation of approximately $1.0 million. In total we had a net increase in net assets from operations of approximately $9.1 million, or approximately $0.18 per share.

•	Our core net investment income (“Core NII”) for the quarter ended June 30, 2017 was approximately $0.18 per share.

o	Core NII represents net investment income adjusted for additional cash distributions received, or entitled to be received (if any, in either case), on our collateralized loan obligation (“CLO”) equity investments and also excludes any capital gains incentive fees we recognize but have no obligation to pay in any period. (See additional information under “Supplemental Information Regarding Core Net Investment Income” below).

o	While our experience has been that cash flow distributions have historically represented useful indicators of our CLO equity investments’ annual taxable income, we believe that current and future cash flow distributions may represent less accurate indicators of taxable income with respect to our CLO equity investments than they have in the past.

•	Total investment income for the second quarter of 2017 amounted to approximately $17.0 million, which represents an increase of approximately $0.5 million from the first quarter of 2017.

o	For the quarter ended June 30, 2017, we recorded investment income from our portfolio as follows:

•	approximately $6.8 million from our debt investments,

•	approximately $9.4 million from our CLO equity investments, and

•	approximately $0.8 million from all other sources.

•	Our total expenses for the quarter ended June 30, 2017 were approximately $9.5 million, up by approximately $0.9 million compared to the first quarter of 2017. The primary driver of that increase was higher interest expense for the quarter on our outstanding debt.

•	Our weighted average credit rating on a fair value basis was 2.2 at the end of the second quarter of 2017 (compared to 2.3 at the end of the first quarter of 2017).

•	As announced previously, our board of directors had declared the following distribution on our common stock:

Quarter Ending	Record Date	Payment Date	Amount Per Share
September 30, 2017	September 15, 2017	September 29, 2017	$0.20

•	During the second quarter of 2017:

o	We made investments of approximately $89.3 million, consisting of approximately $31.3 million in corporate loan and stock investments and approximately $58.0 million in CLO investments. We received proceeds of approximately $22.9 million from sales of our CLO investments.

o	We received or were entitled to receive proceeds of approximately $94.6 million from repayments, sales and amortization payments on our corporate loan and common stock investments. A portion of those proceeds along with a portion of prior quarter repayments, sales and amortization payments were applied towards an approximately $31.4 million partial redemption of the TICC CLO 2012-1 LLC Class A-1 Notes.

•	As of June 30, 2017, the weighted average yield of our debt investments at current cost was approximately 9.5%, compared with 8.4% as of March 31, 2017.

•	As of June 30, 2017, the weighted average effective yield of our CLO equity investments at current cost was approximately 18.4%, compared with 17.3% as of March 31, 2017.

•	As of June 30, 2017, the weighted average cash distribution yield of our CLO equity investments at current cost was approximately 25.6%, compared with 24.4% as of March 31, 2017.

•	At June 30, 2017, we had no investments on non-accrual status.

•	On July 24, 2017, the Company provided a Notice of Optional Redemption to the trustee of TICC CLO 2012-1 LLC that it will be redeeming in full the outstanding amounts of each class of secured notes on August 25, 2017. The Company intends to use the restricted cash held by TICC CLO 2012-1 LLC on the redemption date to redeem each class of secured notes, which is approximately $73.4 million in aggregate. The Company also intends to begin the process to wind down and dissolve TICC CLO 2012-1 LLC after the completion of this redemption.

Supplemental Information Regarding Core Net Investment Income

On a supplemental basis, we provide information relating to core net investment income, which is a non-GAAP measure. This measure is provided in addition to, but not as a substitute for, net investment income determined in accordance with GAAP. Our non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Core net investment income represents net investment income adjusted for additional cash distributions received, or entitled to be received (if any, in either case), on our CLO equity investments and also excludes any capital gains incentive fees we recognize but have no obligation to pay in any period. The Company did not recognize any capital gains incentive fees for the quarter ended June 30, 2017.

Income from investments in the “equity” class securities of CLO vehicles, for GAAP purposes, is recorded using the effective interest method based upon an effective yield to the expected redemption utilizing estimated cash flows compared to the cost, resulting in an effective yield for the investment; the difference between the actual cash received or distributions entitled to be received and the effective yield calculation is an adjustment to cost. Accordingly, investment income recognized on CLO equity securities in the GAAP statement of operations differs from the cash distributions actually received by us during the period (referred to below as “CLO equity additional distributions”).

Further, in order to continue to qualify to be taxed as a regulated investment company (“RIC”), we are required, among other things, to distribute at least 90% of our investment company taxable income annually. Therefore, core net investment income may provide a better indication of estimated taxable income for a reporting period than does GAAP net investment income, although we can offer no assurance that will be the case as the ultimate tax character of our earnings cannot be determined until tax returns are prepared after the end of a fiscal year. We note that these non-GAAP measures may not be useful indicators of taxable earnings, particularly during periods of market disruption and volatility.

The following table provides a reconciliation of net investment income to core net investment income for the three months ended June 30, 2017 and June 30, 2016:

	Three Months Ended June 30, 2017		Three Months Ended June 30, 2016
	Amount	Per Share Amounts (basic)	Amount	Per Share Amounts (basic)
Net investment income	$7,541,875	$0.147	$6,798,806	$0.132
CLO equity additional distributions	1,737,958	$0.034	9,494,983	$0.184
Core net investment income	$9,279,833	$0.181	$16,293,789	$0.316

We will host a conference call to discuss our second quarter results today, Tuesday, August 8, 2017 at 10:00 AM ET. Please call 1-888-339-0740 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 1-877-344-7529, and the replay passcode is 10111238.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.ticc.com.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-Q for the period ended June 30, 2017, and subsequent reports on Form 10-Q as they are filed.

TICC CAPITAL CORP.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(unaudited)

	June 30, 2017	December 31, 2016

ASSETS

Non-affiliated/non-control investments (cost: $467,724,988 @ 6/30/17; $616,542,612 @ 12/31/16)	$440,238,676	$578,297,069
Affiliated investments (cost: $10,467,049 @ 6/30/17; $7,497,229 @ 12/31/16)	14,517,716	11,626,007
Total investments at fair value (cost: $478,192,037 @ 6/30/17;
$624,039,841 @ 12/31/16)	454,756,392	589,923,076
Cash and cash equivalents	88,751,878	8,261,698
Restricted cash	61,134,714	3,451,636
Interest and distributions receivable	6,820,485	9,682,672
Securities sold not settled	10,209,285	7,406
Other assets	1,487,698	1,130,018
Total assets	$623,160,452	$612,456,506

LIABILITIES

Accrued interest payable	$1,608,262	$1,731,111
Investment advisory fee and net investment income incentive fee payable to affiliate	3,392,314	3,673,381
Securities purchased not settled	2,956,250	-
Accrued expenses	989,825	1,089,043
Notes payable - TICC CLO 2012-1 LLC, net of discount and deferred issuance costs	71,092,564	125,853,720
Convertible senior notes payable, net of deferred issuance costs	94,369,112	94,116,753
6.50% unsecured notes due 2024, net of deferred issuance costs	62,179,537	-
Total liabilities	236,587,864	226,464,008

NET ASSETS
Common stock, $0.01 par value, 100,000,000 share authorized; 51,479,409 and 51,479,409
shares issued and outstanding, respectively	514,794	514,794
Capital in excess of par value	558,822,643	558,822,643
Net unrealized depreciation on investments	(23,435,645)	(34,116,765)
Accumulated net realized losses on investments	(100,530,769)	(95,605,057)
Distributions in excess of net investment income	(48,798,435)	(43,623,117)
Total net assets	386,572,588	385,992,498
Total liabilities and net assets	$623,160,452	$612,456,506
Net asset value per common share	$7.51	$7.50

TICC CAPITAL CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016

INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income - debt investments	$6,717,197	$8,370,025	$13,789,404	$16,835,836
Income from securitization vehicles and investments	9,426,014	7,980,865	17,995,617	13,902,416
Commitment, amendment fee income and other income	768,682	389,965	1,510,171	849,826
Total investment income from non-affiliated/non-control investments	16,911,893	16,740,855	33,295,192	31,588,078
From affiliated investments:
Interest income - debt investments	100,260	80,287	182,441	159,712
Total investment income from affiliated investments	100,260	80,287	182,441	159,712
From control investments:
Interest income - debt investments	-	225,385	-	567,219
Total investment income from control investments	-	225,385	-	567,219
Total investment income	17,012,153	17,046,527	33,477,633	32,315,009
EXPENSES
Compensation expense	203,339	178,955	438,373	420,140
Investment advisory fees	2,182,173	2,411,762	4,452,175	6,117,485
Professional fees	589,841	1,182,148	1,342,234	3,207,533
Interest expense	4,633,367	4,434,109	8,347,620	8,792,881
General and administrative	651,417	796,981	1,217,163	1,689,884
Total expenses before incentive fees	8,260,137	9,003,955	15,797,565	20,227,923
Net investment income incentive fees	1,210,141	1,243,766	2,263,621	1,243,766
Total expenses	9,470,278	10,247,721	18,061,186	21,471,689
Net investment income	7,541,875	6,798,806	15,416,447	10,843,320

Net change in unrealized appreciation/(depreciation) on investments
Non-Affiliate/non-control investments	1,499,946	43,225,203	10,759,231	20,331,060
Affiliated investments	(466,884)	1,167,429	(78,111)	2,103,166
Control investments	-	4,400,000	-	5,750,000
Total net change in unrealized appreciation/(depreciation) on investments	1,033,062	48,792,632	10,681,120	28,184,226

Net realized gains/(losses) on investments
Non-Affiliated/non-control investments	542,959	(4,327,598)	(4,925,712)	(4,877,603)
Control investments	-	(3,000,000)	-	(3,000,000)
Total net realized gains/(losses) on investments	542,959	(7,327,598)	(4,925,712)	(7,877,603)

Net increase in net assets resulting from operations	$9,117,896	$48,263,840	$21,171,855	$31,149,943

Net increase in net assets resulting from net investment income per common share:
Basic	$0.15	$0.13	$0.30	$0.21
Diluted	$0.15	$0.13	$0.30	$0.21
Net increase in net assets resulting from operations per common share:
Basic	$0.18	$0.94	$0.41	$0.60
Diluted	$0.18	$0.81	$0.41	$0.57
Weighted average shares of common stock outstanding:
Basic	51,479,409	51,479,409	51,479,409	52,241,381
Diluted	59,727,707	61,512,561	59,727,707	62,274,533
Distributions per share	$0.20	$0.29	$0.40	$0.58

TICC CAPITAL CORP.

FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Per Share Data
Net asset value at beginning of period	$7.53	$5.89	$7.50	$6.40
Net investment income(1)	0.15	0.13	0.30	0.21
Net realized and unrealized capital gains (losses)(2)	0.03	0.81	0.11	0.39
Net change in net asset value from operations	0.18	0.94	0.41	0.60
Distributions per share from net investment income	(0.20)	(0.29)	(0.40)	(0.58)
Distributions based on weighted average share impact	-	-	-	0.01
Total distributions(3)	(0.20)	(0.29)	(0.40)	(0.57)
Effect of shares repurchased, gross	-	-	-	0.11
Net asset value at end of period	$7.51	$6.54	$7.51	$6.54
Per share market value at beginning of period	$7.38	$4.80	$6.61	$6.08
Per share market value at end of period	$6.34	$5.27	$6.34	$5.27
Total return(4)	(11.38)%	15.83%	1.62%	(3.03)%
Shares outstanding at end of period	51,479,409	51,479,409	51,479,409	51,479,409
Ratios/Supplemental Data
Net assets at end of period (000’s)	386,573	336,639	386,573	336,639
Average net assets (000’s)	387,162	319,971	387,017	323,472
Ratio of expenses to average net assets(5)	9.78%	12.81%	9.33%	13.28%
Ratio of net investment income to average net assets(5)	7.79%	8.50%	7.97%	6.70%
Portfolio turnover rate(6)	18.36%	11.79%	25.23%	13.53%

(1)	Represents per share net investment income for the period, based upon average shares outstanding.

(2)	Net realized and unrealized capital gains include rounding adjustments to reconcile change in net asset value per share.

(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of our earnings cannot be determined until tax returns are prepared after the end of a fiscal year.

(4)	Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.

(5)	Annualized.

(6)	The following table provides supplemental performance ratios (annualized) measured for the three months ended June 30, 2017 and 2016:

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
Ratio of expenses to average net assets:	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Expenses before incentive fees	8.53%	11.26%	8.16%	12.51%
Net investment income incentive fees	1.25%	1.55%	1.17%	0.77%
Capital gains incentive fees	-%	-%	-%	-%
Ratio of expenses, excluding interest expense, to average net assets	5.00%	7.27%	5.02%	7.84%

About TICC Capital Corp.
TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligation vehicles.

Forward-Looking Statements
This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280